Exhibit 10.27
SECOND AMENDMENT TO CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of the 18th day of October, 2005, by and between INTERCONTINENTALEXCHANGE, INC., a corporation organized under the laws of Delaware (the “Borrower”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (the “Lender”).
WITNESSETH:
     WHEREAS, the Borrower and the Lender are parties to that certain Credit Agreement dated as of November 17, 2004, as amended by a First Amendment dated as of June 9, 2005 (as further amended, modified and restated from time to time, the “Credit Agreement”); and
     WHEREAS, the Borrower and the Lender desire to further amend the Credit Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.
     2. Amendments.
     (a) The Credit Agreement is hereby amended by deleting the definition of “Commitment” set forth in Section 1.01 to the Credit Agreement and substituting the following in lieu thereof:
     “Commitment” means the obligation of the Lender to make Loans to the Borrower hereunder in an aggregate principal or face amount at any time outstanding not to exceed Fifty Million Dollars ($50,000,000), as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.
     (b) The Credit Agreement is further amended by deleting the date “November 17, 2006” in clause (a) of Section 2.06 and by substituting in lieu thereof the date “November 17, 2007”.

     (c) The Credit Agreement is further amended by deleting Section 8.10 in its entirety and by substituting in lieu thereof the following new Section 8.10 to read as follows:
     SECTION 8.10 Creation or Acquisition of Subsidiaries. The Borrower may from time to time create or acquire new Wholly-Owned Subsidiaries in connection with Permitted Acquisitions or otherwise as permitted under Section 10.02, and the Wholly-Owned Subsidiaries of the Borrower may create or acquire new Wholly-Owned Subsidiaries in connection with Permitted Acquisitions or otherwise as permitted under Section 10.02, provided that:
     (a) Domestic Subsidiaries. Concurrently with (and in any event within ten (10) Business Days thereafter) the creation or acquisition by any Credit Party of any new Domestic Subsidiary, the Borrower will cause such Domestic Subsidiary to execute and deliver to the Lender a joinder to the Guaranty, pursuant to which such new Domestic Subsidiary shall become a party thereto and shall guarantee the payment in full of the Obligations of the Borrower under this Agreement and the other Loan Documents; and
     (b) Further Assurances. As promptly as reasonably possible, the Borrower and its Subsidiaries will deliver any such other documents, certificates and opinions (including opinions of local counsel in the jurisdiction of organization of each such new Domestic Subsidiary) in form and substance reasonably satisfactory to the Lender as the Lender may reasonably request in connection with the execution and delivery of such joinder to the Guaranty and such Domestic Subsidiary’s compliance therewith. Nothing contained in this Section 8.10 shall be deemed to permit the creation or acquisition by the Borrower, directly or indirectly, of any Subsidiary not expressly permitted under this Agreement or that would result in a Default or an Event of Default.
     (d) The Credit Agreement is further amended by deleting Section 8.14 in its entirety and by substituting in lieu thereof the following new Section 8.14 to read as follows;
     SECTION 8.14 Conduct of Business. Engage only in a business that is in substantially the same line of business as the business conducted by such Person on the Closing Date and in lines of business reasonably related thereto, and shall not enter into “swap agreements” or “forward contracts” (as such terms are defined under Title 11, Section 101 of the United States Bankruptcy Code) that relate to commodities (including, without limitation, energy commodities), or engage in any transaction involving commodity options or futures contracts or any similar speculative transactions; provided, however, such Person may enter into such as relate to interest rates, foreign exchange rates, emissions or insurance product derivatives and similar trades that (i) do not relate to energy commodities, (ii) are used solely as part of such Person’s normal business operations as a risk management strategy and/or hedge against charges resulting from market operations in order to manage the day to day risk exposure of such Person and/or its Subsidiaries in accordance with such Person’s customary policies, and (iii) are not entered into as a means to speculate for investment purposes on trends or shifts in financial or commodities markets.
     (e) The Credit Agreement is further amended by deleting clause (d) of Section 10.03 in its entirety and by substituting in lieu thereof the following new clause (d) of Section 10.03 to read as follows:
     (d) Debt incurred in connection with a Swap Contract with a counterparty and upon terms and conditions reasonably satisfactory to the Lender as evidenced by its written approval thereof; provided, however, that any such Swap Contract (i) does not relate to energy commodities, (ii) is used solely as part of such Person’s normal business operations as a risk management strategy and/or hedge against charges resulting from market operations in order to manage the day to day risk exposure of such Person and/or its Subsidiaries in accordance with such Person’s customary policies, and (iii) is not entered into as a means to speculate for investment purposes on trends or shifts in financial or commodities markets.
     (f) The Credit Agreement is further amended by deleting Schedule 6.01 in its entirety and by substituting in lieu thereof the Schedule 6.01 attached as Attachment I hereto.
     3. Promissory Note. The Borrower shall execute and deliver a new Promissory Note in the form of Attachment II hereto along with its signature pages to this Amendment.
     4. Amendment Fee. As consideration for the accommodations set forth herein, the Borrower agrees to pay to the Lender on the date hereof an amendment fee in the amount of One Hundred Seventy-Five Thousand Dollars ($175,000). The Borrower agrees that such fee shall constitute compensation for the Lender’s accommodations contemplated hereby and shall not constitute interest. The Borrower agrees that such fee shall be fully earned and nonrefundable upon on the effectiveness of this Amendment.
     5. Consent to Name Change. The Lender hereby consents to the change of the names of certain of the Borrower’s Subsidiaries, as reflected on the revised Schedule 6.01 attached as Attachment I hereto. Within 10 Business Days after the change of the name of each entity that is a Domestic Subsidiary, the Borrower shall provide to the Lender a certified copy of the amended certificate of incorporation, certificate of formation or certificate of limited partnership for such Domestic Subsidiary.
     6. Conditions Precedent. Subject to the other terms and conditions of this Amendment, the amendments set forth herein shall not become effective unless and until the Lender shall have received each of the following:
     (a) this Amendment, duly executed and delivered by Borrower;
     (b) the Amended and Restated Promissory Note in the form of Attachment II hereto, duly executed and delivered by the Borrower;
     (c) the Consent of Guarantors attached hereto, duly executed and delivered by each Domestic Subsidiary of the Borrower;
     (d) an opinion of counsel to the Borrower and its Domestic Subsidiaries as to general corporate matters, no violation of law, charter documents, Material Contracts or judgments or orders, enforceability, usury, and no consents, in form and substance satisfactory to the Lender; and
     (e) payment of $175,000 in respect of the amendment fee.
     7. Condition Subsequent. On or about the date of this Amendment, the Lender will order lien searches of the Borrower and its Subsidiaries. Such lien searches shall be received within 45 days after the date ordered, showing in each case no liens, suits pending, judgments, tax claims or other encumbrances against such entities except those expressly permitted under the Loan Documents. Any encumbrance not so permitted shall result in an Event of Default.
     8. Representations and Warranties. The Borrower hereby restates, ratifies, and reaffirms each and every term, condition, representation and warranty heretofore made by it under or in connection with the execution and delivery of the Credit Agreement, as amended hereby, and the Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Amendment and the Loan Documents (except to the extent any such representation or warranty relates solely to a prior date, in which event such representation or warranty was true and correct as of such date, or any such representation or warranty is untrue by reason of events or conditions otherwise permitted under the Credit Agreement, as amended by this Amendment, or the Loan Documents).

     9. References in Loan Documents. All references in the Loan Documents to the Credit Agreement shall hereafter be deemed to be references to the Credit Agreement as amended hereby and as the same may hereafter be amended from time to time.
     10. Limitation of Amendment. Except as expressly set forth herein, this Amendment shall not be deemed to waive, amend or modify any term or condition of the Credit Agreement or any of the other Loan Documents, each of which is hereby ratified and reaffirmed, and which shall remain in full force and effect, nor to serve as a consent to any matter prohibited by the terms and conditions thereof. As modified by this Amendment, the Credit Agreement shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrower.
     11. No Defaults or Events of Defaults. To induce the Lender to enter into this Amendment, the Borrower hereby represents and warrants that, as of the date hereof, and after giving effect to the terms hereof, there exists no Default or Event of Default.
     12. Further Assurances. The Borrower agrees to take such further action as the Lender shall reasonably request in connection herewith to evidence the amendments herein contained to the Credit Agreement.
     13. Expenses. The Borrower shall pay to the Lender at the closing of this Amendment all costs and expenses of the Lender in connection with the preparation, execution, delivery of this Amendment, including, without limitation, the reasonable attorney’s fees and out-of-pocket expenses incurred by the Lender.
     14. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.
     15. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.
     16. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia (without regard to its choice of law principles).
[Signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER: INTERCONTINENTALEXCHANGE, INC.
By:	/s/ Richard V. Spencer
Richard V. Spencer
Senior Vice President and Chief Financial Officer

LENDER: WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Debra L. Coheley
Debra L. Coheley
Senior Vice President

Attachment I
Schedule 6.01
Jurisdictions of Organization and Qualification

Organization	Jurisdiction	Former Name

IntercontinentalExchange, Inc.	Delaware
IntercontinentalExchange International, Inc.	Delaware
ICE Markets, Inc.	Delaware	ICE Services, Inc.
ICE Data Management Group, LLC	Delaware	The 10x Management Group, LLC
ICE Data Investment Group, LLC	Delaware	The 10x Investment Group, LLC
ICE Data, L.P.	Delaware	The 10x Group, L.P.
ICE Markets Corporation	Nova Scotia, Canada	IntercontinentalExchange Services Canada Corp.
IntercontinentalExchange Holdings	England and Wales
ICE Markets Limited	England and Wales	IntercontinentalExchange Services (UK) Limited
Intercontinental Exchange Technologies Limited	England and Wales
ICE Futures Holdings Plc	England and Wales	IPE Holdings Plc
ICE Education Limited	England and Wales	IPE Training Limited
ICE Futures	England and Wales	The International Petroleum Exchange of London Limited
ICE Futures Market Services Limited	England and Wales	IPE Market Services Limited
ICE Data Services Limited	England and Wales	Interchange Data Services Limited
ICE Data Holdings Limited	England and Wales	10x Holdings Limited
ICE Data LLP	England and Wales	10x Group (UK) LLP

Attachment II
Form of Revolving Credit Note
See attached

AMENDED AND RESTATED
REVOLVING CREDIT NOTE

$50,000,000	October , 2005
     FOR VALUE RECEIVED, on the Termination Date (as defined in the below-described Credit Agreement) the undersigned promises to pay to the order of Wachovia Bank, National Association (hereinafter, together with any holder hereof, called “Holder”), at the office of the Holder (or at such other place as the Holder may designate in writing to the undersigned) the principal amount of Fifty Million Dollars ($50,000,000) or so much thereof as has been advanced and not previously repaid hereunder.
     The undersigned shall pay interest as provided in that certain Credit Agreement dated as of November 17, 2004 between the undersigned and the Holder, as amended by a First Amendment dated as of June 9, 2005 and as further amended by a Second Amendment dated as of the date hereof (as amended, modified or supplemented prior to or subsequent to the date hereof, the “Credit Agreement”). Each defined term used herein and not defined herein shall have the meaning given to such term in the Credit Agreement.
     It is contemplated that the principal sum evidenced by this Note may be reduced from time to time and that additional advances may be made from time to time, as provided in the Credit Agreement.
     This Note is the “Note” as defined in, and is subject to the terms and conditions of, the Credit Agreement. The Credit Agreement contains provisions for the acceleration of the maturity hereof upon the happening of certain stated events, as set forth in the Credit Agreement.
     This Note is given in replacement of, and not in payment or satisfaction of, the outstanding indebtedness evidenced by that certain Promissory Note dated November 17, 2004 made by the undersigned payable to the order of Holder in the original principal amount of $25,000,000. The undersigned and Holder agree that nothing contained herein is, or shall be deemed to constitute, a novation of such prior note or the indebtedness evidenced thereby.
     The undersigned waives presentment, notice of dishonor and protest.
     No delay or failure on the part of the Holder in the exercise of any right or remedy hereunder, under the Credit Agreement, or at law or in equity shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy hereunder, under the Credit Agreement, or at law or in equity shall preclude or stop another or further exercise thereof or the exercise of any other right or remedy.

     Principal and interest on this Note shall be payable and paid in lawful money of the United States of America.
     Time is of the essence of this Note and, in case this Note is collected by law or through an attorney at law, or under advice therefrom, the undersigned agrees to pay all costs of collection, including reasonable attorneys’ fees actually incurred by the Lender if collected by or through an attorney.
     The provisions of this Note shall be construed and interpreted and all rights and obligations of the parties hereunder determined in accordance with the laws of the State of Georgia (without regard to its conflict of law principles).
     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered in its corporate name, by and through its duly authorized officer, as of the day and year first above written.

INTERCONTINENTALEXCHANGE, INC.
By:
Richard V. Spencer
Senior Vice President and Chief Financial Officer